Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

This is Amendment No. 1, dated November 10, 2006,  to the Employment Agreement dated as of April 1, 2005 (the “Employment Agreement”), between Jonathan Teaford (“Employee”) and BabyUniverse, Inc. (“Employer”).

          For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.	Paragraph 1 of Section A of Article IV of the Employment Agreement is hereby amended to read in its entirety as follows:

Base Salary. Commencing as of October 1, 2006, Employee shall be paid the sum of One Hundred Twenty Thousand Dollars ($120,000.00) on an annualized basis (the “Base Salary”), which amount shall be paid in accordance with Employer’s customary payroll practices and shall be subject to adjustment from time to time, as determined by the Compensation Committee of the Board of Directors of Employer.

2.	Except as modified herein, all other provisions of the Employment Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date first above written.

BABYUNIVERSE, INC.

By:	/s/ John C. Textor

Name:	John C. Textor
Title:	Chief Executive Officer

/s/ Jonathan Teaford

Jonathan Teaford